Calculation of Filing Fee Tables
S-1
Alliance Laundry Holdings Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	2,357,500	$ 23.50	$ 55,401,250.00	0.0001381	$ 7,650.91
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 55,401,250.00		$ 7,650.91
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,650.91
Offering Note
[1]	(a) Represents only the additional number of shares of common stock being registered and includes 307,500 additional shares of the registrant's common stock that the underwriters have the option to purchase from the principal stockholder, and does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-298370). (b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). The registrant previously paid a registration fee of $88,132 in connection with the initial filing of the Registration Statement on Form S-1 (File No. 333-298370) on August 17, 2026, which was declared effective on August 18, 2026. Such fee was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. (c) In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $23.50 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date